UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2009

SPARTAN MOTORS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1000 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securitites Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01     Regulation FD Disclosure.

        Spartan Motors, Inc. (the “Registrant”) received authorization from its board of directors to repurchase up to 1,000,000 shares, or approximately 3 percent, of its outstanding common stock.

        The Charlotte, Michigan-based manufacturer of custom chassis and specialty vehicles reports its board of directors approved a new program allowing the Registrant to buy back common stock in open-market transactions over the next 12 months, ending on July 20, 2010. The Registrant reported 32.9 million shares of common stock outstanding as of June 30, 2009.

        A year ago, the Registrant’s board authorized a repurchase program for 1,000,000 shares.  Under this program, which has expired, the Registrant repurchased 140,738 shares of common stock on the open market at an average price of $3.09 per share.

        This information is furnished to, and not filed with, the Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2009	SPARTAN MOTORS, INC. /s/ Joseph M. Nowicki —————————————— By: Joseph M. Nowicki Its: Chief Financial Officer

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